UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2008

Medefile International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-25126 D	85-0368333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

240 Cedar Knolls Road, Suite 309
Cedar Knolls, NJ 07927
(Address of principal executive offices) (zip code)

(973) 993-8001
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective December 12, 2008, Michael S. Delin was appointed to the Board of Directors of Medefile International, Inc. (the “Company”).  There are no understandings or arrangements between Mr. Delin and any other person pursuant to which Mr. Delin was selected as a director.  Mr. Delin does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become an officer or director.

Mr. Delin is 44 years old.  Mr. Delin is the sole proprietor and operator of an accounting and tax preparation service.  He has previously provided consulting services to the Company.  Mr. Delin also currently serves as the Chief Financial Officer of a construction company based in southwest Florida.  Mr. Delin graduated from the University of South Florida with a Bachelor of Arts degree in accounting.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medefile International, Inc.

Dated: December 17, 2008	By:	/s/ Milton Hauser
Milton Hauser
President, Chief Executive Officer

3